SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                FEBRUARY 21, 2003
                                 Date of Report
                        (Date of earliest event reported)

                               MEDI-HUT CO., INC.
               (Exact name of Registrant as specified in charter)

                                     NEVADA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

     000-27119                                           22-2436721
(Commission File No.)                       (IRS Employer Identification Number)

                               1345 CAMPUS PARKWAY
                         WALL TOWNSHIP, NEW JERSEY 07753
                     (Address of Principal Executive Office)

                                 (732) 919-2799
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
                 (Former Address, if changed since last Report)


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ITEM 5.  OTHER EVENTS

      We issued a press release today announcing our engagement of Century Capital Associates LLC to provide us with general corporate, business and advisory services. In addition, under the terms of our consulting agreement with Century Capital, it is anticipated that Messrs. David R. LaVance and Thomas S. Gifford, the principal representatives of Century Capital, will, in the near future, be appointed as chief executive officer of Medi-Hut and executive vice president and chief financial officer of Medi-Hut, respectively. Copies of the consulting agreement and associated warrant, and the press release announcing the execution of the consulting agreement, are attached as exhibits.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits.

          4.1    Warrant
         10.1    Consulting Agreement
         99.1    Press Release dated March 3, 2003.

      Certain statements in this report are forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and description of such risks and uncertainties, see the reports filed by Medi-Hut Co. Inc. with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MEDI-HUT CO. INC.

DATE:  March 3, 2003                             By:  /s/ Joseph A. Sanpietro
                                                 -------------------------------
                                                     Joseph A. Sanpietro
                                                     President, CEO and Director



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